                                                                    Exhibit 99.2


April 22, 2005

The Board of Directors
Opinion Research Corporation
600 College Road East, Suite 4100
Princeton, New Jersey  08540

Members of the Board:

Opinion Research Corporation ("ORC" or the "Company") and LLR Equity Partners L.P. and LLR Partners Parallel L.P., (collectively "LLR") have entered into a Purchase Agreement dated March 25, 2005 (the "Agreement"), pursuant to which, upon consummation of an equity offering, the Company would redeem LLR's entire position except for $2 million in shares of the Company's Common Stock (the "Transaction") for payment of $18 million in cash (collectively the "Aggregate Consideration.")

We have been requested by the Company to render our opinion to the Board of Directors of the Company with respect to the fairness, from a financial point of view, to the shareholders of the Company other than LLR, of the Aggregate Consideration offered to LLR in the Agreement. The terms and conditions of the transaction are set forth in more detail in the Agreement.

In arriving at our opinion, we have, among other things:

(i) reviewed the Agreement and the original documentation surrounding the securities owned by LLR;

(ii) reviewed historical results of operations for ORC, including Form 10-K for the fiscal years ended December 31, 2004, 2003, 2002, and 2001 and certain other filings with the Securities and Exchange Commission made by ORC, including proxy statements, Form 10-Qs and Form 8-Ks;

(iii) reviewed certain other publicly available information concerning ORC and the trading market for ORC's Common Stock;

(iv)  reviewed the terms and conditions of the Company's loan documentation;

(iv) reviewed certain non-public information, relating to ORC, including financial forecasts and projections for ORC furnished to us by or on behalf of the Company.

(v) reviewed certain publicly available information, including research reports, concerning certain other companies engaged in businesses which we believe to be comparable to the Company and the trading markets for certain of such companies' securities;

(vi) reviewed the financial terms of certain recent mergers and acquisitions which we believe to be relevant;

                                                                  April 22, 2005
                                                          The Board of Directors
                                                    Opinion Research Corporation
                                                                          Page 2

(vii) conducted discussions with certain members of senior Management of the Company concerning their business and operations, assets, present condition and future prospects; and

(viii) performed such other analyses, examinations and procedures, reviewed such other agreements and documents, and considered such other factors, as we have deemed in our sole judgment, to be necessary, appropriate or relevant to render an opinion.

We have assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information discussed with or reviewed by us in arriving at our opinion. With respect to the financial forecasts of the Company provided to or discussed with us, we have assumed, at the direction of the Management of the Company and without independent verification or investigation, that such forecasts have been reasonably prepared on bases reflecting the best currently available information, estimates and judgments of the Management of the Company as to the future financial performances of the Company. In arriving at our opinion, we have not conducted a physical inspection of the properties and facilities of the Company and have not made nor obtained any evaluations or appraisals of the assets or liabilities (including, without limitation, any potential environmental liabilities), contingent or otherwise, of the Company. As disclosed in recent filings with the Securities and Exchange Commission made by ORC, ORC intends to conduct an offering of primary shares to the public in an underwritten offering, part of the proceeds of the offering are to be used to pay the cash portion of the Aggregate Consideration to LLR. We have assumed in our analysis that the Company is successful in raising the public equity. We have also assumed that the Transaction will be consummated in accordance with the terms of the Agreement.

Our opinion is necessarily based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter. We express no opinion as to the underlying valuation, future performance or long-term viability of the Company. Our opinion solely addresses the fairness from a financial point of view of the Aggregate Consideration to the holders of Common Stock of the Company, other than LLR. Our opinion does not address the relative merits of the Transaction as compared to other transactions or business strategies that might be available to the Company, nor does it address the Company's underlying business decision to proceed with the Transaction or the public offering of Common Stock. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update or revise the opinion.

We have not acted as financial advisor to the Company in connection with the Transaction and while we will receive a fee for our services, no portion of the fee is contingent upon the consummation of the Transaction. In addition, the Company has agreed to indemnify us for certain liabilities arising out of the rendering of this opinion. In the ordinary course of our business, we and our affiliates may actively trade in debt and equity securities of the Company for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities. In addition, we may have other financing and business relationships with the Company in the ordinary course of business.

                                                                  April 22, 2005
                                                          The Board of Directors
                                                    Opinion Research Corporation
                                                                          Page 3

This opinion is delivered to the Board of Directors of ORC solely for its use in considering the Transaction and may not be used for any other purpose except as described in the engagement letter between ORC and us dated September 15, 2004. We note that we have been retained only by ORC and, subject to applicable law, our engagement is not deemed to be on behalf of, and does not confer any rights upon, any stockholder of the Company or any other person. This opinion may not be reproduced, disseminated, quoted or referred to in any manner, without our prior written consent.

Based upon and subject to the forgoing, and such other factors as we deemed relevant, we are of the opinion as of the date hereof that the Aggregate Consideration offered to LLR by the Company is fair, from a financial point of view, to the shareholders of the Company, other than LLR.


Very truly yours,



JANNEY MONTGOMERY SCOTT LLC

                          JANNEY MONTGOMERY SCOTT LLC
--------------------------------------------------------------------------------

                       I N V E S T M E N T   B A N K I N G

                                Established 1832



                           Update on Fairness Opinion

                   Presentation to the Board of Directors of


                       [OPINION RESEARCH CORPORATION LOGO]



                                 April 22, 2005

Disclaimer

The following materials (the "Presentation") were prepared as of April 21, 2005 for discussion at the Opinion Research Corporation ("ORC" or the "Company") Board of Directors Meeting scheduled for April 22, 2005, at which Janney Montgomery Scott LLC ("Janney") has been requested to provide update /bring down its opinion, as investment bankers, as to the fairness from a financial point of view of the consideration to be offered to LLR Equity Partners L.P. and LLR Partners Parallel L.P., (collectively "LLR") by ORC for all securities of ORC owned by LLR, except for $2,000,000 in common stock.

In preparing this presentation, we have relied solely upon information provided by or on behalf of ORC. We have not independently verified any such information and have relied on it being complete and accurate in all respects. This Presentation is based on the business and operations of ORC as represented to us as of the date hereof, and does not purport to take into consideration any information or event arising subsequent to such date. We make no representation or warranty that there has been no change since the date as of which relevant information was provided to us or since the preparation of the Presentation.

The information contained in this Presentation is confidential and has been prepared for the sole use and benefit of the Board of Directors of ORC and, subject to applicable law, is not for the benefit of, and does not convey any rights or remedies to, any holder of securities or any other person. Such information may not be used for any other purpose (except as described in the engagement letter between Janney and ORC dated September 15, 2004), or reproduced, disseminated, quoted, referred to or disclosed or otherwise made available to, or relied upon by any other party nor may reference be made thereto or to Janney without the written consent of Janney. This Presentation does not constitute a recommendation by Janney to the Board of Directors of ORC to enter into any transaction described within the Presentation.

The estimates of value prepared within the Presentation represent hypothetical values that were developed solely for purposes of the Presentation. Such estimates reflect computations of the potential values through the application of various generally accepted valuation techniques, which may not reflect actual market values. Estimates of value are not appraisals and do not necessarily reflect values which may be realized if any assets of ORC or LLR otherwise are sold. We have not appraised nor undertaken any valuation of any assets or property nor made any solvency analysis of ORC. Because such estimates are inherently subject to uncertainty, Janney does not assume any responsibility for their accuracy. The presentation assumes that the financial forecasts and guidance provided to us and prepared by management of ORC have been reasonably prepared on a basis reflecting the best currently available respective judgments of the management of ORC as to the future financial performance of ORC. In its analyses, Janney made numerous assumptions with respect to general business and economic conditions and other matters. Any assumptions employed by Janney's analyses are not necessarily indicative of actual outcomes, which may be significantly more or less favorable than those developed for the Presentation.

This Presentation necessarily is based on regulatory, economic, market and other conditions as they exist on, and the information made available to us as of, the date hereof. Subsequent developments may affect this Presentation, and we do not have any obligation to update or reaffirm this Presentation.


2                                                                  [JANNEY LOGO]

TABLE OF CONTENTS

                                                                        SECTION

INTRODUCTION                                                               1

ANALYSES                                                                   2

JMS OPINION                                                                3


3                                                                  [JANNEY LOGO]

                                  INTRODUCTION

INTRODUCTION

o Janney was retained by Opinion Research to opine as to the fairness, from a financial point of view, to the shareholders of ORC, other than LLR, of the consideration offered by the Company in exchange for LLR's entire position in ORC, except for $2 million in common stock, as set forth in a letter from LLR to ORC dated August 5, 2004, "the LLR Purchase Agreement."

o Janney was asked to update or "bring down" its opinion to incorporate changes in the structure of the transaction, the sources of funds, and to incorporate any additional changes in the current or future financial prospects for ORC.

o We have conducted additional procedures and reviewed additional material, as referred to in our original opinion dated October 5, 2004.


5                                                                  [JANNEY LOGO]

INTRODUCTION CONT'D

o     In connection with updating our opinion we have, among other things:

      (i)    reviewed the revised LLR Purchase Agreement;

      (ii) reviewed historical results of operations for ORC since the date of our original opinion, including Form 10-K for the fiscal year ended December 31, 2004 and certain other filings with the Securities and Exchange Commission made by ORC;

      (iii) reviewed certain other publicly available information concerning ORC and the trading market for ORC's Common Stock;

      (iv) reviewed certain non-public information, relating to ORC, including financial forecasts and projections for ORC furnished to us by or on behalf of the Company;

      (v) reviewed certain publicly available information, including research reports, concerning certain other companies engaged in businesses which we believe to be comparable to the Company and the trading markets for certain of such companies' securities;

      (vi) reviewed the financial terms of certain recent mergers and acquisitions which we believe to be relevant;

      (vii) conducted discussions with certain members of senior management of the Company concerning their respective businesses and operations, assets, present condition and future prospects; and

      (viii) performed such other analyses, examinations and procedures, reviewed such other agreements and documents, and considered such other factors, as we have deemed in our sole judgment, to be necessary, appropriate or relevant to render an opinion.


6                                                                  [JANNEY LOGO]

                  UPDATED SUM OF THE PARTS VALUATION ANALYSES

ANALYSES

o     Janney incorporated the following changes into their analyses:

      -    Size of expected offering was reduced to $30M;

      -    Timing changes affected certain parts of the analysis;

      -    Interest rates have changed;

      - Original shares outstanding number has changed (affects number of anti-dilution and contingent warrants issued).


8                                                                  [JANNEY LOGO]

                 CONTINGENT WARRANT CALCULATION - $30M OFFERING

Price per share                                                    6.00           6.50           7.00   $       7.50   $       8.00
Calculation of dilution per anti-dilution warrant
RCP = Revised Conversion Price =                                   7.40           7.66           7.90           8.12           8.32
    CP * ((OS + (Con / CP) / (OS + (Con / P))
PC = Initial number of preferred "C" share                      588,229        588,229        588,229        588,229        588,229
CR = Conversion rate of preferred to common = CA / CP               2.0            2.0            2.0            2.0            2.0
CA = Conversion amount =                                          17.00          17.00          17.00          17.00          17.00
CP = The Conversion Price; which was initially =                   8.50           8.50           8.50           8.50           8.50
OS = Outstanding shares before dilution                       6,409,346      6,409,346      6,409,346      6,409,346      6,409,346
Con = consideration                                          30,000,000     30,000,000     30,000,000     30,000,000     30,000,000
P = price per share of issued new shares                           6.00           6.50           7.00           7.50           8.00
                                                           ------------   ------------   ------------   ------------   ------------
Additional shares to issue = (CA / RCP * PC) - (CR * PC)        174,075        128,547         89,524         55,704         26,111
                                                           ------------   ------------   ------------   ------------   ------------

1)    Assumes $30 million offering.


9                                                                  [JANNEY LOGO]

LLR COMMON STOCK VALUATION

                                                               $30 MILLION OFFERING
                                                 -------------------------------------------------
STOCK PRICE ASSUMPTIONS
                                                 -----      -----      -----      -----      -----
Stock Price                                      $6.00      $6.50      $7.00      $7.50      $8.00
Shares Issued                                      5.0        4.6        4.3        4.0        3.8
                                                 -----      -----      -----      -----      -----

NUMBER OF SHARES

Original LLR shares                               1.18       1.18       1.18       1.18       1.18
Open market Purchases                             0.04       0.04       0.04       0.04       0.04
Anti dilution shares (nominal warrants) (1)       0.17       0.13       0.09       0.06       0.03
                                                 -----      -----      -----      -----      -----
     Total shares                                 1.39       1.34       1.31       1.27       1.24

SHARE VALUE

Original LLR shares                              $7.06      $7.65      $8.24      $8.82      $9.41
Open market Purchases                             0.24       0.26       0.28       0.30       0.32
Anti dilution shares (nominal warrants) (1)       1.04       0.84       0.63       0.42       0.21
                                                 -----      -----      -----      -----      -----
  SHARE VALUE ($MILLIONS)                        $8.34      $8.74      $9.14      $9.54      $9.94
                                                 -----      -----      -----      -----      -----

1)    Assumes $30 million offering.


10                                                                 [JANNEY LOGO]

WARRANTS

o The following are necessary changes in our assumptions based on timing and changes in interest rate:

      - Risk free rate: yield on U.S. Government Treasury Note due August, 2010; 3.87%

      -    Life of Options: 5.36 years


11                                                                 [JANNEY LOGO]

WARRANTS - ANTI-DILUTION CALCULATION (1)

Warrant Exercise Price:
A = exercise price before dilution event                                   12.0         12.0         12.0         12.0         12.0
B = Stock outstanding before dilution event                           6,409,346    6,409,346    6,409,346    6,409,346    6,409,346
C = consideration                                                    30,000,000   30,000,000   30,000,000   30,000,000   30,000,000
D = Share outstanding after dilution event                           11,409,346   11,024,731   10,695,060   10,409,346   10,159,346
Assumed price at issuance                                                  6.00         6.50         7.00         7.50         8.00
Warrant Exercise price of dilution event = A*((B+(C/A))/D)                 9.37         9.70        10.00        10.27        10.52

Number of shares subject to the warrants:
Y = Number of shares subject to warrants before dilution event          740,500      740,500      740,500      740,500      740,500
A = Exercise price before adjustment                                      12.00        12.00        12.00        12.00        12.00
B = Adjusted exercise price                                                9.37         9.70        10.00        10.27        10.52
Z = # of shares subject to warrants after dilution event = Y*(A/B)      948,287      916,320      888,920      865,172      844,394

1)    Assumes $30 million offering.


12                                                                 [JANNEY LOGO]

WARRANTS - VALUATION (1)

WARRANT VALUATION
Number of Warrants Post Dilution (1)              0.95        0.92        0.89        0.87        0.84

BLACK SCHOLES VALUATION ASSUMPTIONS

Current Stock Price                             $ 6.00      $ 6.50      $ 7.00      $ 7.50      $ 8.00
Exercise Price                                    9.37        9.70       10.00       10.27       10.52
Risk-Free Rate                                    3.87%       3.87%       3.87%       3.87%       3.87%
Time to Expiration (Years)                        5.36        5.36        5.36        5.36        5.36

BLACK-SCHOLES VALUATION PER WARRANT

@ 45% Volatility                                $ 1.96      $ 2.21      $ 2.47      $ 2.74      $ 3.02
@ 55% Volatility                                  2.48        2.76        3.06        3.36        3.67
@ 65% Volatility                                  2.96        3.28        3.60        3.93        4.26

TOTAL VALUATION OF LLR WARRANTS ($MILLIONS)
                                                ------      ------      ------      ------      ------
Warrant Valuation @ 45% Volatility              $ 1.86      $ 2.03      $ 2.20      $ 2.37      $ 2.55
Warrant Valuation @ 55% Volatility                2.35        2.53        2.72        2.90        3.09
Warrant Valuation @ 65% Volatility                2.81        3.00        3.20        3.40        3.60
                                                ------      ------      ------      ------      ------

1) Assumes $30 million offering.


13                                                                 [JANNEY LOGO]

CASH FLOW - SERIES C DIVIDEND

($000)                                     High          Median          Low
                                         --------       --------       --------
Shares                                    588,229        588,229        588,229
Payment per share annually               $   2.04       $   2.04       $   2.04
Payment per share quarterly              $   0.51       $   0.51       $   0.51
Gross Dividends per quarter              $    300       $    300       $    300
Discount Rate                                12.0%          14.5%          17.0%
Value of perpetuity at 9/30/05           $ 10,000       $  8,276       $  7,059
1 Month Accrual for Sept 2005            $     97       $     97       $     96
                                         --------       --------       --------
                                         $ 10,097       $  8,372       $  7,155

                                         ========       ========       ========
Value of perpetuity at 4/21/05           $  9,602       $  8,372       $  7,155
                                         ========       ========       ========


14                                                                 [JANNEY LOGO]

SUM OF THE PARTS VALUATION

                                                               $30 MILLION OFFERING
                                                --------------------------------------------------
STOCK PRICE ASSUMPTIONS
                                                ------     ------     ------     ------     ------
Stock Price                                     $ 6.00     $ 6.50     $ 7.00     $ 7.50     $ 8.00
Shares Issued                                      5.0        4.6        4.3        4.0        3.8
                                                ------     ------     ------     ------     ------

                                                ------     ------     ------     ------     ------
SHARE VALUE ($MILLIONS)                         $ 8.34     $ 8.74     $ 9.14     $ 9.54     $ 9.94
                                                ------     ------     ------     ------     ------

TOTAL VALUATION OF LLR WARRANTS ($MILLIONS)
                                                ------     ------     ------     ------     ------
Warrant Valuation @ 45% Volatility              $ 1.86     $ 2.03     $ 2.20     $ 2.37     $ 2.55
Warrant Valuation @ 55% Volatility                2.35       2.53       2.72       2.90       3.09
Warrant Valuation @ 65% Volatility                2.81       3.00       3.20       3.40       3.60
                                                ------     ------     ------     ------     ------

DIVIDEND VALUATION ($MILLIONS)
                                                ------     ------     ------     ------     ------
Perpetuity @ 17.0% discount rate                $ 7.15     $ 7.15     $ 7.15     $ 7.15     $ 7.15
Perpetuity @ 14.5% discount rate                  8.37       8.37       8.37       8.37       8.37
Perpetuity @ 12.0% discount rate                  9.60       9.60       9.60       9.60       9.60
                                                ------     ------     ------     ------     ------

TOTAL VALUATION RANGE ($MILLIONS)
                                                ======     ======     ======     ======     ======
LOW                                             $17.36     $17.92     $18.49     $19.07     $19.64
MID                                              19.06      19.64      20.23      20.82      21.40
HIGH                                             20.75      21.35      21.94      22.54      23.14
                                                ======     ======     ======     ======     ======

Total Valuation = Share Value + LLR Warrants + Dividends

1)    Assumes $30 million offering.


15                                                                 [JANNEY LOGO]

SUM OF THE PARTS VALUATION: VARIED OFFERING SIZE

                                                     $20 MILLION OFFERING
                                      --------------------------------------------------
STOCK PRICE ASSUMPTIONS
                                      ------     ------     ------     ------     ------
Stock Price                           $ 6.00     $ 6.50     $ 7.00     $ 7.50     $ 8.00
Shares Issued                            3.3        3.1        2.9        2.7        2.5
                                      ------     ------     ------     ------     ------

TOTAL VALUATION RANGE ($MILLIONS)
                                      ======     ======     ======     ======     ======
LOW                                   $16.91     $17.53     $18.17     $18.80     $19.45
MID                                   $18.59     $19.24     $19.89     $20.54     $21.20
HIGH                                  $20.26     $20.92     $21.59     $22.26     $22.93
                                      ======     ======     ======     ======     ======

                                                     $30 MILLION OFFERING
                                      --------------------------------------------------
STOCK PRICE ASSUMPTIONS
                                      ------     ------     ------     ------     ------
Stock Price                           $ 6.00     $ 6.50     $ 7.00     $ 7.50     $ 8.00
Shares Issued                            5.0        4.6        4.3        4.0        3.8
                                      ------     ------     ------     ------     ------

TOTAL VALUATION RANGE ($MILLIONS)
                                      ======     ======     ======     ======     ======
LOW                                   $17.36     $17.92     $18.49     $19.07     $19.64
MID                                   $19.06     $19.64     $20.23     $20.82     $21.40
HIGH                                  $20.75     $21.35     $21.94     $22.54     $23.14
                                      ======     ======     ======     ======     ======

                                                     $40 MILLION OFFERING
                                      --------------------------------------------------
STOCK PRICE ASSUMPTIONS
                                      ------     ------     ------     ------     ------
Stock Price                           $ 6.00     $ 6.50     $ 7.00     $ 7.50     $ 8.00
Shares Issued                            6.7        6.2        5.7        5.3        5.0
                                      ------     ------     ------     ------     ------

TOTAL VALUATION RANGE ($MILLIONS)
                                      ======     ======     ======     ======     ======
LOW                                   $17.73     $18.24     $18.76     $19.28     $19.81
MID                                   $19.45     $19.98     $20.51     $21.04     $21.58
HIGH                                  $21.15     $21.69     $22.23     $22.77     $23.32
                                      ======     ======     ======     ======     ======


16                                                                 [JANNEY LOGO]

                                  JMS OPINION